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Exhibit 23.3

                                    q. m. g.


                                   QUANTIFIED
                                   ----------
                                    MARKETING
                                    ---------
                                      GROUP


We (Quantified Marketing Group) consent to the reference to our research findings under the heading "Wood-Smoked Barbecue Restaurant-Markets" in the prospectus that is part of the Registration Statement on Form SB-2, File No. 333-143008, as amended, of Smoky Market Foods, Inc.

If you have any questions, please do not hesitate to contact our offices at
(407) 936-1010, extension 135.

Sincerely,

/s/ Christopher R. Cline

Christopher R. Cline
Director of Intellectual Property
Quantified Marketing Group
300 International Parkway
Suite 230
Heathrow, Florida  32746
(407) 936-1010
(407) 936-1111 (fax)